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                                                                    EXHIBIT 11.1



            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

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
                      THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                          JUNE 30,                      JUNE 30,
                 -------------------------     -------------------------
                    1998           1997           1998           1997
                 ----------     ----------     ----------     ----------
BASIC EPS:
Net income       $     0.23     $     0.33     $     0.93     $     0.89
                 ==========     ==========     ==========     ==========

DILUTED EPS:
Net income       $     0.23     $     0.33     $     0.91     $     0.88
                 ==========     ==========     ==========     ==========
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
                                              FOR THE THREE MONTHS ENDED             FOR THE SIX MONTHS ENDED
                                            -------------------------------     -------------------------------
                                            JUNE 30, 1998     JUNE 30, 1997     JUNE 30, 1998     JUNE 30, 1997
                                            -------------     -------------     -------------     -------------
Income available to common stockholders     $       1,084     $       1,550     $       4,346     $       4,167
                                            =============     =============     =============     =============

Weighted average number of common
    shares used in Basic EPS                    4,661,234         4,658,734         4,660,383         4,658,734
Effect of dilutive stock options                  131,818            72,589           127,314            70,856
                                            -------------     -------------     -------------     -------------


Weighted number of common shares
    and dilutive potential common stock
    used in Diluted EPS                         4,793,052         4,731,323         4,787,697         4,729,590
                                            =============     =============     =============     =============
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